Exhibit 10.1


         AMENDING AGREEMENT made this 2nd day of August, 2001

B E T W E E N:

                  AUCXIS CORP. (formerly e-Auction Global Trading Inc.) (hereinafter referred to as the "COMPANY")

                                     - and -

                  DAN MCKENZIE

                  (hereinafter referred to as the "OFFICER")

         WHEREAS the parties hereto entered into an employment agreement (the "ORIGINAL AGREEMENT") dated as of December 31, 2000, a copy of which is attached as Schedule "A" hereto;

         AND WHEREAS on May 31, 2001, the board of directors of the Company was changed and three new board members were elected by the shareholders of the Company at its annual meeting;

         AND WHEREAS the Officer has requested certain changes to be made to the Original Agreement;

         AND WHEREAS at a meeting held on June 22, 2001, the board of directors approved of the amendments as contained herein;

         AND WHEREAS the parties hereto have decided to amend the Original Agreement on the terms set out herein;

         NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:

1. Unless otherwise defined, capitalized terms used herein and not otherwise defined shall have the respective meaning attributed to them in the Original Agreement.

2. The first sentence of the first paragraph of the Original Agreement shall be deleted and the following substituted therefore:

                  "Aucxis Corp. (the "Company") is pleased to offer you the position of President and Chief Executive Officer with the Company. The term (the "Term") of your employment shall commence on January 1, 2000 and will expire on December 31, 2001 (the "Expiration Date"), unless earlier terminated in accordance with the terms hereof or unless the Term is renewed or extended by the mutual agreement of both parties in writing on or before the Expiration Date provided such agreement to renew or extend has been approved by the board of directors of the Company by the Expiration Date."

3. The parties agree to use their best efforts to negotiate and conclude a new employment agreement prior to the Expiration Date. For greater certainty, if a new employment agreement is not executed by the Company and the Officer on or before the Expiration Date, the Original Agreement shall expire and be at end. The parties agree that sections 3, 7, 8, 9, 10, 11 and the last paragraph of section 4 of the Original Agreement

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shall survive the expiration and/or termination of the Original Agreement for any reason. Notwithstanding the above, the Officer shall not be entitled to the benefit of section 3 of the Original Agreement if he is terminated for Just Cause by the Company and any options granted to the Officer shall be terminated on the effective date of the termination.

4. The first sentence of the first paragraph of section 4 of the Original Agreement entitled "Termination" shall be deleted and the following substituted therefore:

         "Your engagement during the Term or any renewal term may be terminated at any time (a) by mutual consent, without further obligations; (b) subject to section 4A below, by you giving the Company not less than two (2) weeks written notice of your resignation; or (c) by the Company at any time for Just Cause, which would not constitute Constructive Dismissal, however prior to any contemplated dismissal, you shall be given an opportunity to know if you are engaging in activities that the Company deems to be grounds for dismissal, and shall be granted a reasonable opportunity to cure."

5. The following shall be added to the Original Agreement as a new section 4A:

         "4A. TRANSITION PERIOD. In the event that you resign your position with the Company, for any reason, you agree to continue to perform your duties on a full time basis and work with the Company for such period as determined by the board of directors of the Company up to a maximum of six months from the date of the receipt of notice of resignation (the "Transition Period"), in order to allow for an orderly transition with respect to your replacement, including but not limited to assisting the Company in locating suitable replacement candidates, training and orienting such replacement, and such other tasks as the board of directors of the Company may require. The Company agrees to provide you with written notice of the length of Transition Period within twenty (20) days of the receipt of your notice of resignation (the "Transition Notice"). During the Transition Period, you shall be entitled to your regular salary and benefits."

6. The following shall be added to the Original Agreement as a new section 4B:

         "4B. RIGHT TO RESIGN. Until December 31, 2001 only, you shall have the right to resign your position with the Company for any reason and upon such resignation, you shall be entitled to the Severance Amount due to you pursuant to this agreement in the same manner as if you had been terminated by the Company without Just Cause or as if you resigned due to a Constructive Dismissal."

7. The following sentence shall be added to the end of the second paragraph of section 4 of the Original Agreement:

         "The amount, if any, required to be paid to you by the Company in accordance with this agreement due to a resignation, prior to December 31, 2001 for any reason and after December 31, 2001 due to a Constructive Dismissal, or termination of your employment with the Company without Just Cause (the "Severance Amount"), shall be paid by the Company: if you

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         are terminated, within twenty (20) days of the effective date of your termination; and if you resign your position with the Company, the Company will pay you an amount equal to ten percent (10%) of the Severance Amount as well as provide to you a cheque drawn on the account of the Company for the balance of the Severance Amount to be dated no later than the final date of the Transition Period at the same time as the Company delivers to you the Transition Notice."

8. Except as amended hereby, the Original Agreement shall remain in full force and effect in accordance with its terms. In the event of conflict between the provisions of this amending agreement and the Original Agreement, the provisions of this agreement shall prevail.

9. This agreement shall be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

10. The effective date of the amendments as described herein shall be on the date of execution of this agreement by the parties hereto.

11. The parties shall be entitled to rely on delivery by facsimile machine of an executed copy of this agreement and acceptance by each of the parties of such facsimile copy shall be legally effective to create a valid and binding agreement between the Officer and the Company in accordance with the terms hereof. Any party providing its signature in such manner shall promptly forward to the other party an original of the signed copy of this agreement which was so faxed. In addition, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first written above.

                             AUCXIS CORP.
                             (formerly e-Auction Global Trading Inc.)

                             Per:         /s/ Gary Jessop
                                       -----------------------------------
                             Name:        Gary Jessop
                             Title: Chairman of the board of directors of Aucxis
                                    Corp.

                             Per:         /s/ Lewis Reinders
                                       -----------------------------------
                             Name:        Lewis Reinders
                             Title: Chair of the Compensation Committee of
                                    the board of directors of Aucxis Corp.

  /s/ David Hackett                                     /s/ Dan McKenzie
--------------------------------        ---------------------------------------
  Witness                                               DAN MCKENZIE



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